NEWS RELEASE

Contacts:
Main Street Capital Corporation
Todd A. Reppert, President and CFO
treppert@mainstcapital.com  / 713-350-6000

Dennard Rupp Gray & Easterly, LLC
Ken Dennard / ksdennard@drg-e.com
Ben Burnham / bburnham@drg-e.com
713-529-6600

MAIN STREET CAPITAL ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2009 FINANCIAL RESULTS

HOUSTON, TEXAS, March 9, 2010 – Main Street Capital Corporation (NASDAQ-GS: MAIN) (“Main Street”) announced today its financial results for the fourth quarter and full year ended December 31, 2009.

Full Year 2009 Highlights

•	Total investment income of $16.0 million, representing a 7% decrease from 2008
•	Distributable net investment income of $10.3 million (or $1.02 per share), representing a 5% decrease from 2008 (1)
•	Distributable net realized income of $2.5 million (or $0.25 per share), representing an 80% decrease from 2008 (1)
•	Net Asset Value of $129.7 million (or $11.96 per share) at December 31, 2009, representing a 2% decrease on a per share basis from December 31, 2008
•	Paid dividends of $1.50 per share, or $0.125 per share for each month during 2009, representing an increase of 5% over 2008
•	Completed six new core portfolio company investments
•
Received access to approximately $90 million of incremental Small Business Investment Company (“SBIC”) borrowing capacity through the American Recovery and Reinvestment Act of 2009 (the “Stimulus Bill”)

•	Commenced exchange offer to acquire majority of the equity interests in Main Street Capital II, LP (“MSC II”), an affiliated SBIC fund

Fourth Quarter 2009 Highlights

•	Total investment income of $4.3 million, representing a 7% decrease from fourth quarter 2008
•	Distributable net investment income of $2.8 million (or $0.26 per share), representing a 3% decrease from fourth quarter 2008 (1)
•	Distributable net realized loss of $(6.5) million (or $(0.60) per share) (1)
•	Paid dividends of $0.375 per share, or $0.125 per share for each of October, November and December 2009

Full Year 2009 Operating Results

Total investment income decreased 7% to $16.0 million in 2009 compared with $17.3 million in 2008.  This comparable period decrease was principally attributable to (i) a $1.4 million reduction in dividend income due to certain portfolio companies retaining their excess cash flow as additional cushion given reduced economic visibility during 2009 and (ii) a $1.3 million reduction in fee income due to reduced portfolio exit activity and lower new investment originations. These decreases in total investment income were partially offset by a $1.4 million increase in total interest income from higher average levels of both core portfolio debt investments and interest-bearing marketable securities and idle funds investments.

The $1.1 million of share-based compensation expense recognized during 2009 related to non-cash amortization expense for restricted share grants. Operating expenses, excluding non-cash, share-based compensation expense discussed above, decreased $0.8 million, or 12%, in 2009 compared with 2008 primarily due to lower net general, administrative and overhead expenses. The reduction in net general, administrative and overhead expenses primarily related to (i) lower accrued compensation expense given lower investment income levels, (ii) consulting fees received by the affiliated Investment Manager during 2009 and (iii) reduced costs for certain legal and administrative activities based upon developing internal resources to perform such activities.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, decreased 5% to $10.3 million, or $1.02 per share, in 2009 compared with $10.8 million, or $1.19 per share, in 2008.(1)  The decrease in distributable net investment income was primarily attributable to reduced levels of total investment income, as discussed above, partially offset by lower net general, administrative and overhead expenses. Distributable net investment income on a per share basis was also impacted by a greater number of shares outstanding during 2009 due to the June 2009 follow-on stock offering.

Distributable net realized income, which is net realized income before non-cash, share-based compensation expense, decreased to $2.5 million, or $0.25 per share, in 2009 compared with $12.2 million, or $1.34 per share, in 2008. (1) The decrease in distributable net realized income was primarily attributable to the level of net realized loss on investments during 2009 and a decrease in distributable net investment income. The net realized loss on investments of $7.8 million during 2009 principally related to losses realized on the exit of debt and equity investments in Universal Scaffolding & Equipment, LLC and Carlton Global Resources, LLC, partially offset by realized gains related to the exit of equity investments in CBT Nuggets, LLC and various marketable securities investments.

The net increase in net assets resulting from operations was $11.9 million, or $1.19 per share, in 2009 compared with $10.9 million, or $1.20 per share, in 2008.  The $8.2 million total net change in unrealized appreciation from investments for 2009 was attributable to (i) $8.3 million in accounting reversals of net unrealized depreciation attributable to the net realized loss recognized in 2009 as discussed above, (ii) unrealized appreciation on fourteen investments in portfolio companies totaling $11.6 million, offset by unrealized depreciation on fifteen investments in portfolio companies totaling $11.7 million, (iii) $0.6 million in unrealized appreciation related to various marketable securities investments, and (iv) $0.6 million in unrealized depreciation attributable to Main Street’s investment in the affiliated Investment Manager. During 2009, Main Street also recognized a net income tax benefit of $2.3 million principally related to deferred taxes on unrealized depreciation for certain portfolio investments held by Main Street’s wholly owned taxable subsidiary.

Liquidity and Capital Resources

As of December 31, 2009, Main Street had approximately $48.7 million in total cash and cash equivalents, marketable securities and idle funds investments.  In January 2010, Main Street completed a follow-on public stock offering (the “January Offering”) in which it sold 2,875,000 shares of common stock, including the underwriters’ exercise of the over-allotment option, at a price to the public of $14.75 per share, resulting in total net proceeds of approximately $40.1 million, after deducting underwriters’ commissions and offering costs.  During October 2008, Main Street closed a three-year, $30 million investment credit facility (the “Investment Facility”) that will be used to provide additional liquidity in support of future investment and operational activities.  Based upon the current level of cash and cash equivalents, marketable securities and idle funds investments as well as the additional borrowing capacity through both the SBIC program and the Investment Facility, Main Street projects that it will have sufficient liquidity to fund its investment and operational activities through all of calendar year 2010.  This projection will be impacted by, among other things, the pace of new and follow-on investments, debt repayments and investment redemptions, the level of cash flow from operations and cash flow from realized gains, and the level of dividends paid in cash. Currently, Main Street has over $50 million of executed term sheets for new portfolio investments which are in the due diligence or documentation phase of the investment process.

On December 31, 2009, Main Street had $65 million of SBIC debenture leverage outstanding. The existing SBIC debenture leverage bears a weighted average fixed interest rate of approximately 5.0%, paid semi-annually, and matures ten years from original issuance. The first maturity of the existing SBIC debenture leverage does not occur until 2013, and the weighted average maturity duration is 6.1 years as of December 31, 2009.  As of December 31, 2009, Main Street had a debt to net asset value ratio and a net debt (debt less cash and cash equivalents, marketable securities and idle funds) to net asset value ratio of approximately 0.5 to 1.0 and 0.1 to 1.0, respectively.  As of December 31, 2009, all of Main Street’s outstanding indebtedness, which consisted of long-term SBIC debenture leverage, was exempted from the 200% asset coverage requirements under the Business Development Company regulations. Main Street’s full year 2009 interest coverage ratio (distributable net investment income plus interest expense divided by interest expense) was approximately 3.7 to 1.0.

MSC II Exchange Offer

On January 7, 2010, Main Street consummated transactions (the “Exchange Offer”) to exchange 1,239,695 shares of its common stock for approximately 88% of the total dollar value of the limited partner interests in MSC II (and together with Main Street Mezzanine Fund, LP (“MSMF”), Main Street’s wholly owned SBIC fund, being referred to as the “Funds”). Pursuant to the terms of the Exchange Offer, 100% of the membership interests in the general partner of MSC II, Main Street Capital II GP, LLC (“MSC II GP”), were also transferred to MSCC for no consideration. MSC II commenced operations in January 2006, is an investment fund that operates as an SBIC, and is managed by Main Street’s wholly owned investment management subsidiary (Main Street Capital Partners, LLC, or the “Investment Manager”). The Exchange Offer and related transactions, including the transfer of the MSC II GP membership interests, are collectively referred to as the “Exchange Offer Transactions.”

Consummation of the Exchange Offer Transactions provides us with access to additional long-term, low-cost leverage capacity through the SBIC program. The Stimulus Bill increased the maximum amount of combined SBIC leverage (or SBIC leverage cap) to $225 million for affiliated SBIC funds from the previous SBIC leverage cap of approximately $137 million. Since the increase of the SBIC leverage cap to $225 million applies to affiliated SBIC funds, Main Street is required to allocate such increased borrowing capacity between MSMF and MSC II. Subsequent to the Exchange Offer, Main Street now has access to an incremental $90 million in SBIC leverage capacity, subject to the required capitalization of the Funds, in addition to the $70 million of existing MSC II SBIC leverage and the $65 million of SBIC leverage at MSMF. Main Street currently projects that consummation of the Exchange Offer Transactions will be accretive to Main Street’s calendar year 2010 distributable net investment income per share. Assuming the Exchange Offer Transactions and the January Offering had closed on December 31, 2009, Main Street estimates that its pro forma net asset value per share at that date would have been $12.04.

Legislation recently proposed and passed by the United States House of Representatives, the Small Business Financing and Investment Act of 2009 (or “HR 3854”), would among other things increase the total SBIC leverage capacity for the Funds from $225 million to $350 million. While Main Street is positioned to benefit from the full congressional passage of HR 3854, the ultimate form and outcome of such legislation or any similar legislation cannot be predicted.

Core Portfolio Statistics (all as of December 31, 2009) (2)

Main Street had debt and equity investments in 35 portfolio companies with the average portfolio investment at cost equaling approximately 3% of total portfolio investments and 2% of total assets.

Approximately 80% of Main Street’s portfolio investments at cost were in the form of secured debt investments, and 87% of Main Street’s debt investments were secured by first priority liens on the assets of portfolio companies.  The annual weighted average effective yield on Main Street debt investments held at December 31, 2009 was 14.3%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status.  Approximately 87% of Main Street’s debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our portfolio companies, which Main Street has not independently verified, our portfolio companies had a weighted average net senior debt (senior interest-bearing debt through Main Street’s debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.4 to 1.0 and a total EBITDA to senior interest expense ratio of approximately 3.4 to 1.0.  Including all debt that is junior in priority to Main Street’s debt position, these ratios were approximately 3.2 to 1.0 and 2.8 to 1.0, respectively.

Main Street had equity ownership in 91% of its portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 24%.

Based upon Main Street’s internal investment rating system, with a rating of “1” being the highest and a rating of “5” being the lowest, the weighted average investment rating for Main Street’s portfolio was 2.4, which was unchanged compared to the weighted average investment rating at September 30, 2009.  As of December 31, 2009, Main Street had three investments on non-accrual status that represented 1.4% of the total portfolio at fair value. During January 2010, Main Street sold its investment in Quest Design and Production, LLC (“Quest”), which was on non-accrual status as of December 31, 2009. Main Street had recorded unrealized depreciation as of December 31, 2009 on its investment in Quest equal to the $4.0 million loss it will realize in the first quarter of 2010 related to the exit of this investment.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of key portfolio statistics as of December 31, 2009 and September 30, 2009.

Fourth Quarter and Full Year 2009 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Wednesday, March 10, 2010 at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year 2009 financial results.

You may access the conference call by dialing 480-629-9774 or 800-762-8908 and quote conference ID #4244557 at least 10 minutes prior to the start time.  The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at http://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Wednesday, March 17, 2010 and may be accessed by dialing 303-590-3030 and using the passcode ID #4244557.  An audio archive of the conference call will also be available on the investor relations section of the Main Street web site at http://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-K for the year ended December 31, 2009 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street’s Year End 2009 Investor Presentation to be posted on the investor relations section of the Main Street web site at http://www.mainstcapital.com.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. generally accepted accounting principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All key portfolio statistics are calculated exclusive of Main Street’s portfolio investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies.  Main Street’s investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one-stop” financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations.  The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to: our estimate that the Exchange Offer Transactions will be accretive to Main Street’s calendar year 2010 distributable net investment income per share; our estimate regarding current liquidity being sufficient to fund investment and operational activities through all of calendar year 2010; our estimate of the pro forma net asset value per share as of December 31, 2009 assuming the Exchange Offer Transactions and January Offering had occurred on that date; expectations for the amount of the currently executed term sheets that may result in new portfolio investments; and our estimates regarding the incremental amount of SBIC leverage available to us. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to have been correct.  Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov).  Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

Contacts:
Main Street Capital Corporation
Todd A. Reppert, President and CFO
treppert@mainstcapital.com / 713-350-6000

Dennard Rupp Gray & Easterly, LLC
Ken Dennard / ksdennard@drg-e.com
Ben Burnham / bburnham@drg-e.com
713-529-6600

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$1,669,512	$2,390,195	$8,022,687	$9,826,369
Affiliate investments	1,223,298	1,696,116	4,581,295	4,842,442
Non-Control/Non-Affiliate investments	557,119	234,552	1,225,995	1,454,718
Total interest, fee and dividend income	3,449,929	4,320,863	13,829,977	16,123,529
Interest from idle funds and other	858,225	312,962	2,172,270	1,171,897
Total investment income	4,308,154	4,633,825	16,002,247	17,295,426
EXPENSES:
Interest	(960,377)	(1,043,745)	(3,790,702)	(3,777,919)
General and administrative	(289,523)	(412,746)	(1,351,451)	(1,684,084)
Expenses reimbursed to Investment Manager	(263,693)	(287,058)	(569,868)	(1,006,835)
Share-based compensation	(301,179)	(195,726)	(1,068,397)	(511,452)
Total expenses	(1,814,772)	(1,939,275)	(6,780,418)	(6,980,290)
NET INVESTMENT INCOME	2,493,382	2,694,550	9,221,829	10,315,136

NET REALIZED GAIN (LOSS) FROM INVESTMENTS:
Control investments	(4,307,134)	(4,131,999)	(3,441,483)	188,214
Affiliate investments	(5,055,796)	498,876	(5,055,796)	1,209,280
Non-Control/Non-Affiliate investments	70,628	-	70,628	-
Marketable securities and idle funds investments	15,920	-	629,103	-
Total net realized gain (loss) from investments	(9,276,382)	(3,633,123)	(7,797,548)	1,397,494
NET REALIZED INCOME	(6,783,000)	(938,573)	1,424,281	11,712,630

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) FROM INVESTMENTS:
Core portfolio investments, marketable securities and idle funds investments	7,234,339	868,009	8,880,895	(3,011,718)
Investment in affiliated Investment Manager	(303,868)	(245,068)	(638,788)	(949,374)
Total net change in unrealized appreciation (depreciation) from investments	6,930,471	622,941	8,242,107	(3,961,092)

Income tax benefit (provision)	1,500,277	885,136	2,289,841	3,182,401
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,647,748	$569,504	$11,956,229	$10,933,939

NET INVESTMENT INCOME PER SHARE - BASIC AND DILUTED	$0.23	$0.29	$0.92	$1.13
NET REALIZED INCOME PER SHARE - BASIC AND DILUTED	$(0.63)	$(0.10)	$0.14	$1.29
DIVIDENDS PAID PER SHARE	$0.38	$0.38	$1.50	$1.43
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.15	$0.06	$1.19	$1.20
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	10,797,584	9,230,697	10,042,639	9,095,904

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets

	December 31, 2009	December 31, 2008

ASSETS

Investments at fair value:
Control investments (cost: $59,544,719 and $60,767,805 as of December 31, 2009 and 2008, respectively)	$66,400,667	$65,542,608
Affiliate investments (cost: $39,252,445 and $37,946,800 as of December 31, 2009 and 2008, respectively)	46,886,202	39,412,695
Non-Control/Non-Affiliate investments (cost: $13,492,373 and $6,245,405 as of December 31, 2009 and 2008, respectively)	12,598,354	5,375,886
Investment in affiliated Investment Manager (cost: $18,000,000 as of December 31, 2009 and 2008, respectively)	16,036,838	16,675,626

Total investments (cost: $130,289,537 and $122,960,010 as of December 31, 2009 and 2008, respectively)	141,922,061	127,006,815
Marketable securities and idle funds investments (cost: $17,243,407 and $4,218,704 as of December 31, 2009 and 2008, respectively)	18,070,887	4,389,795
Cash and cash equivalents	30,619,998	35,374,826
Deferred tax asset	2,716,400	1,121,681
Other assets	1,509,608	1,100,922
Deferred financing costs (net of accumulated amortization of $1,071,676 and $956,037 as of December 31, 2009 and 2008, respectively)	1,611,508	1,635,238

Total assets	$196,450,462	$170,629,277

LIABILITIES

SBIC debentures	$65,000,000	$55,000,000
Interest payable	1,069,148	1,108,193
Dividend payable	-	726,464
Accounts payable and other liabilities	721,183	1,438,564

Total liabilities	66,790,331	58,273,221
Commitments and contingencies

NET ASSETS

Common stock, $0.01 par value per share (150,000,000 shares authorized; 10,842,447 and 9,206,483 issued and outstanding as of December 31, 2009 and 2008, respectively)	108,425	92,065
Additional paid-in capital	123,534,156	104,467,740
Undistributed net realized income (loss)	(8,652,154)	3,658,495
Net unrealized appreciation from investments, net of income taxes	14,669,704	4,137,756

Total net assets	129,660,131	112,356,056

Total liabilities and net assets	$196,450,462	$170,629,277

NET ASSET VALUE PER SHARE	$11.96	$12.20

MAIN STREET CAPITAL CORPORATION
Reconciliation of distributable net investment income and distributable net realized income (loss)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
Reconciliation of distributable net investment income and distributable net realized income (loss):
Net investment income	$2,493,382	$2,694,550	$9,221,829	$10,315,136
Share-based compensation expense	301,179	195,726	1,068,397	511,452
Distributable net investment income	2,794,561	2,890,276	10,290,226	10,826,588
Total net realized gain (loss) from investments	(9,276,382)	(3,633,123)	(7,797,548)	1,397,494
Distributable net realized income (loss)	$(6,481,821)	$(742,847)	$2,492,678	$12,224,082

Distributable net investment income per share - Basic and diluted	$0.26	$0.31	$1.02	$1.19
Distributable net realized income (loss) per share - Basic and diluted	$(0.60)	$(0.08)	$0.25	$1.34

MAIN STREET CAPITAL CORPORATION
Core Portfolio Statistics (5)
(Unaudited)

	As of	As of
	December 31, 2009	September 30, 2009

Number of portfolio companies	35	36

DEBT PORTFOLIO STATISTICS:

% of total portfolio as secured debt (at cost)	80%	81%

% of debt portfolio as first lien debt (at cost)	87%	92%

Weighted average effective yield (1)	14.3%	14.0%

PORTFOLIO COMPANY CREDIT STATISTICS:

Net debt to EBITDA - excluding debt junior to Main Street (2)(4)	2.4 to 1.0	2.6 to 1.0

EBITDA to interest expense- excluding debt junior to Main Street (2)(4)	3.4 to 1.0	3.0 to 1.0

Total net debt to EBITDA (2)(4)	3.2 to 1.0	3.1 to 1.0

Total EBITDA to interest expense (2)(4)	2.8 to 1.0	2.7 to 1.0

EQUITY PORTFOLIO STATISTICS:

% of portfolio companies with equity ownership	91%	92%

Average equity ownership (fully diluted)	24%	24%

PORTFOLIO QUALITY:

Weighted average investment rating (3)	2.4	2.4

% of total portfolio on non-accrual status (at fair value)	1.4%	2.6%

Notes:
(1)
Weighted average effective yield is calculated based upon debt investments, excluding debt investments on non-accrual status, on the indicated date and includes amortization of deferred debt origination fees and accretion of original issue discount.

(2)
The core portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt through Main Street’s debt position less cash and cash equivalents) and related total senior cash interest expense of the portfolio companies, as well as including the debt and cash interest expense related to portfolio company debt which is junior in priority to Main Street’s debt investment.

(3)
Represents the dollar weighted average investment rating based upon Main Street’s internal rating system, with “1” being the highest rated and “5” being the lowest rated. A new portfolio investment initially receives a “3” rating.

(4)	Portfolio company financial information has not been independently verified by Main Street.
(5)	The core portfolio statistics are based upon our “core” portfolio which excludes the “Investment in affiliated Investment Manager” and “Marketable securities and idle funds investments.”

CONTACT:  Todd A. Reppert, President and CFO of Main Street Capital Corporation, +1-713-350-6000, treppert@mainstcapital.com; or Ken Dennard, ksdennard@drg-e.com, Ben Burnham, bburnham@drg-e.com,  both of Dennard Rupp Gray & Easterly, LLC, +1-713-529-6600, for Main Street Capital Corporation